CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        STEWARDSHIP FINANCIAL CORPORATION

TO:     The Secretary of State
        State of New Jersey

          Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

          1. The name of the corporation is STEWARDSHIP FINANCIAL CORPORATION.

          2. The corporation has not yet issued any shares of its voting stock.

          3. The following amendments to the Certificate of Incorporation were approved by the directors on January 16, 1996:

          RESOLVED, that Article III of the Certificate of Incorporation of Stewardship Financial Corporation be amended so that subparagraphs (b) and (c) thereof are removed in their entirety. As amended, Article III shall read in its entirety as follows:

                                   ARTICLE III
               Initial Board of Directors and Number of Directors

          The number of directors shall be governed by the Bylaws of the Corporation. The number of directors constituting the initial Board of Directors shall be twelve (12). The names and addresses of the initial Board of Directors are as follows:

William M. Almroth                               630 Godwin Avenue
                                                 Midland Park, NJ 07432

Herman dewaal Malefyt                            630 Godwin Avenue
                                                 Midland Park, NJ 07432

Harold Dyer                                      630 Godwin Avenue
                                                 Midland Park, NJ 07432

Edward Fylstra                                   630 Godwin Avenue
                                                 Midland Park, NJ 07432

William C. Hanse, Esq.                           630 Godwin Avenue
                                                 Midland Park, NJ 07432

Margo Lane                                       630 Godwin Avenue
                                                 Midland Park, NJ 07432

Arie Leegwater                                   630 Godwin Avenue
                                                 Midland Park, NJ 07432

John L. Steen                                    630 Godwin Avenue
                                                 Midland Park, NJ 07432

Robert J. Turner                                 630 Godwin Avenue
                                                 Midland Park, NJ 07432

William J. Vander Eems                           630 Godwin Avenue
                                                 Midland Park, NJ 07432

Paul Van Ostenbridge                             630 Godwin Avenue
                                                 Midland Park, NJ 07432

Clarence Wiegers                                 630 Godwin Avenue
                                                 Midland Park, NJ 07432

          FURTHER RESOLVED, Article IX of the Certificate of Incorporation of Stewardship Financial Corporation is deleted in its entirety.


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

          IN WITNESS WHEREOF, said corporation has made this certificate under the hands of its president and secretary this day of January, 1996


ATTEST:                                     STEWARDSHIP FINANCIAL CORPORATION


/s/EDWARD FLYSTRA                           By:/s/PAUL VAN OSTENBRIDGE
-----------------------------                  -------------------------------
   Edward Flystra, Secretary                  Paul Van Ostenbridge, President


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